UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 12, 2007 (June 6, 2007)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

In the Matter of Seneca Niagara Falls Gaming Corporation and Seneca Territory Gaming Corporation, Claimants, and Klewin Building Company, Inc. and C.R. Klewin Gaming & Hospitality, Inc., Respondents (American Arbitration Association No. 15 110 00691 05; Arbitration before the Arbitration Panel of James W. Gresens, Robert A. Dean, and S. Thomas Aiston).

Consistent with information previously reported in our Annual Report on Form 10-K for the fiscal year ended September 30, 2006, and our Quarterly Reports for the three months ended December 31, 2006 and March 31, 2007, respectively, on October 15, 2003, Seneca Niagara Falls Gaming Corporation (SNFGC) and Klewin Building Company, Inc. (Klewin) entered into an Owner-Design/Builder Agreement whereby Klewin agreed to design and build a hotel, casino and spa for SNFGC in Niagara Falls, New York for a guaranteed maximum price of $153,048,497.  On August 10, 2005, SNFGC provided Klewin with a notice of default because of Klewin’s failure to pay the architect and Klewin’s acknowledgement that it would not deliver the project within the guaranteed maximum price.  A second notice of default was issued based on Klewin’s failure to pay its subcontractors. These matters have been the subject of arbitration proceedings pursuant to the arbitration clause in the contract.

On May 7, 2007, the parties were to have commenced the arbitration hearing before the panel of arbitrators. Commencement of such hearing was adjourned in anticipation of an expected global settlement of this matter and related litigation between us and both Klewin and T.D. Banknorth, N.A. (Banknorth) (which litigation is described in our 2006 Form 10-K and Quarterly Report on Form 10-Q for the quarter ended December 31, 2006).

On June 6, 2007, we reached formal resolution with each of Klewin and Banknorth, the collective terms of which provide for the following: (a) Klewin’s stipulation to an arbitration award in our favor in the amount of approximately $14.5 million; (b) Klewin’s consent to release to us in satisfaction of the arbitration award approximately $3.6 million, which is the balance remaining from the approximately $14.5 million that we deposited into a Banknorth account in August 2005 for the benefit of the architect and the subcontractors on our Niagara Falls hotel project and other construction projects; (c) our agreement to continue to satisfy all valid subcontractor and vendor claims in conjunction with the above construction projects arising after June 30, 2005; (d) Klewin’s agreement to provide us with copies of monthly internally prepared financial statements for 2007, as well as copies of tax returns for tax years 2006 and 2007 when filed, with the understanding that should Klewin be found within 2007 to be in possession of any unencumbered assets or revenues not previously disclosed by Klewin during the litigation, such unencumbered assets or revenues will be used to satisfy the above $14.5 million arbitration award; (e) agreements between the parties to voluntarily discontinue all pending legal actions between them as soon as practicable, and no more than thirty (30) days after we receive the $3.6 million sum described above; and (f) the exchange of mutual releases among SNFGC, Seneca Territory Gaming Corporation, Klewin and Banknorth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: June 12, 2007	/s/ Barry W. Brandon
	Name:	Barry W. Brandon
	Title:	Senior Vice President and General Counsel